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                                                                 EXHIBIT 2.4
     DATED                                               1997


                             Between


                  CHAPMAN COMPUTERS PTY LIMITED

                               And

           CHAPMAN COMPUTERS PTY LIMITED AS TRUSTEE FOR
                 THE CHAPMAN COMPUTERS UNIT TRUST

                               And

                       COLIN BRUCE CHAPMAN

                               And

               DIVERGENT TECHNOLOGIES PTY LIMITED









         CONFIDENTIALITY AGREEMENT AND RESTRAINT OF TRADE











                        DERRICK ZABOW & CO
                      Solicitors & Attorneys
                    Level 1, 38-44 York Street
                        SYDNEY  NSW  2000
                         DX:  549  SYDNEY
                          Ref:  DZ\D1149
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THIS AGREEMENT  is made on the          day of  March 1997

BETWEEN

CHAPMAN COMPUTERS PTY LIMITED ACN 008 004 331 of 53 Gawler Street in the State of South Australia of the first part, hereinafter called ("the Owner")

AND

CHAPMAN COMPUTERS PTY LIMITED ACN 008 004 331 of 53 Gawler Street, Mount
Barker in the State of South Australia aforementioned in its capacity as trustee for the Chapman Computers Unit Trust ("the Trust").

AND

COLIN BRUCE CHAPMAN of 10 Uplands Street, Mount Barker in the State of South Australia of the second part, hereinafter called ("Chapman")

AND

DIVERGENT TECHNOLOGIES PTY LIMITED ACN 003 908 325 of Level 1, 35 Spring Street, Bondi Junction in the State of New South Wales of the third part, hereinafter called ("Divergent")


RECITALS

A. By Agreement dated 27 March 1997 Divergent is to engage Chapman as a consultant in Divergent's business.

B. The Owner, the Trust and Chapman have agreed to enter into a confidentiality agreement so as to protect Divergent's confidential information including but not limited to all confidential information relating to the computer software system known as CRMS as well as all confidential information as hereinafter defined relating to the business of the Owner hereby sold to the Purchaser ("the Owner and the Trust's confidential information").

NOW THIS AGREEMENT witnesseth as follows:

1.   Scope of the Agreement

1.1 The Owner, the Trust and Chapman agree to preserve and maintain in confidence Divergent's confidential information which shall include the Owner and the Trust's confidential information.
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2.   Confidential information

2.1 Except to the extent such information is public knowledge or becomes public knowledge other than by breach of this agreement, "confidential information" shall mean for the purposes of this agreement:

     2.1.1 information or material proprietary to Divergent and the Owner and the Trust;

     2.1.2 information reasonably designated as confidential by Divergent and the Owner and the Trust;

     2.1.3 information acquired by Chapman by virtue of provision of his services;

     2.1.4     trade secrets of Divergent and the Owner and the Trust;

     2.1.5     customer list of Divergent and the Owner

     2.1.6     information imparted in confidence to Chapman by Divergent; and

     2.1.7 any other information classifiable in equity as confidential information.

2.2 Without limiting the foregoing, "confidential information" shall include but not be limited to source codes, object codes, user manuals, programming manuals, modification manuals, flow charts, drawings, software listings, models, drafts, diagrams and customer lists of Divergent.

2.3 The term "confidential information" extends to all forms of storage of representation of the information referred to in sub-clauses 2.1 and 2.2 including, but not limited to, loose notes, diaries, memoranda, drawings, photographs, electronic storage and computer printouts.

3.   Intellectual property rights

3.1 All intellectual and industrial property rights derived from the Confidential Information, whether arising prior to or in the course of or subsequent to completion of the provision of services by Chapman shall immediately be assigned to and vest in Divergent. To remove doubt, but without limiting the generality of the preceding sentence, neither the Owner, the Trust nor Chapman shall retain any copyright or other intellectual property rights in the Confidential Information.

3.2 The Owner, the Trust and Chapman shall execute all documents and do all acts and things reasonably required by Divergent for the purpose of giving effect to clause 3.1.

4.   Return of materials

4.1  Chapman shall return the materials referred to in clause 2.2 immediately upon:
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     4.1.1     termination of the agreement between Divergent and Chapman for the provision of consultancy services;

     4.1.2     completion by Chapman of the provision of the services;

     4.1.3     demand by Divergent.

4.2 Without limiting the foregoing, Chapman undertakes that upon termination of the consultancy services he shall immediately hand over to Divergent, and shall not retain or remove from the premises where the services were performed, any record, representation or reproduction (written, electronic, photographic or otherwise) of the confidential information.

5.   Survival of agreement

5.1 Chapman acknowledges and agrees that the undertakings given in relation to the confidential information shall survive the termination of the consultancy services and shall continue in force until such time as the confidential information becomes public knowledge other than by breach of this agreement.

5.2 Chapman acknowledges that information will not be deemed to be public knowledge solely by virtue of the fact that it is embraced by more general information which may have become public knowledge.

6.   Covenant

6.1 Chapman acknowledges that the business of Divergent may be substantially damaged in the event of a breach by Chapman of this agreement. In order to prevent such damage arising, Chapman undertakes not to engage, for a period of three (3) years from the termination of the consultancy services, directly or through any other entity which competes with Divergent.

     6.1.1 in any form of employment, consultancy, partnership or like business arrangement with any competitor of Divergent operating within the Commonwealth of Australia where Divergent trades;

     6.1.2 in the supply of goods or services to any customer of Divergent in Australia in circumstances where:

     6.1.2.1 the identity of the customer or potential customer was ascertained by Chapman in the course of the provision by Chapman of the services to Divergent; and

     6.1..2.2  the goods or services which Chapman's seeks to so supply compete with goods or services which might otherwise be supplied by Divergent.
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7.   Successors and assigns

7.1 This agreement shall be binding upon the Owner, Trust and Chapman's successors and assigns and legal personal representatives and shall enure to the benefit of Divergent, its successors and assigns.

8.   Headings

8.1 Headings used in this agreement are for convenience and ease of reference only, are not part of this agreement and shall not be relevant to or affect the meaning or interpretation of this agreement.

9.   Severability

9.1 If any provision of this agreement is held invalid, unenforceable or illegal for any reason, this agreement shall remain otherwise in full force apart from such provision which shall be deemed deleted.

10.  Governing law

10.1 This agreement shall be governed by and construed according to the laws of the State of New South Wales.

11.  Execution

11.1 This agreement may be executed in counterparts by the respective parties, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


  IN WITNESS WHEREOF the parties have executed this Agreement the day of
1997

THE COMMON SEAL of                          )
CHAPMAN COMPUTERS PTY LTD                   )
was affixed in accordance with              )
its Articles of Association in the          )
presence of:                                )

/s/Colin Chapman                            /s/Bronte Chapman
Director                                    Secretary

Colin Chapman                               Bronte John Chapman
Print name                                  Print Name
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THE COMMON SEAL of                          )
CHAPMAN COMPUTERS PTY LTD                   )
as trustee for the Chapman Computers        )
Unit Trust was affixed in accordance        )
with its Articles of Association in the     )
presence of:                                )

/s/Colin Chapman                            /s/Bronte Chapman
Director                                    Secretary

Colin Chapman                               Bronte Chapman
Print name                                  Print Name

SIGNED SEALED AND DELIVERED                 )
by the said COLIN BRUCE CHAPMAN             )
in the presence of:                         )   /s/Colin Chapman

/s/Bronte Chapman
Witness

Bronte Chapman
Print Name


THE COMMON SEAL of DIVERGENT                )
TECHNOLOGIES PTY LIMITED                    )
was affixed in accordance with its          )
 Articles of Association in the presence of:)

/s/Ivan Hammerschlag                        /s/Shaun Rosen
Director                                    Director

Ivan Hammerschlag                           Shaun Rosen
Print name                                  Print Name